Exhibit 99.1

CONFIDENTIAL

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, Chief Financial Officer

Executive Vice President

Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES REPORTS FOURTH-QUARTER AND FULL YEAR
FISCAL 2004 FINANCIAL RESULTS

Company Caps Strong Year With Fourth-Quarter Revenue Growth of Nearly 50 Percent;
Quarterly Net Income Climbs 46 Percent Year-Over-Year

BOSTON, January 18, 2005 — Charles River Associates Incorporated (Nasdaq: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today reported financial results for the fourth quarter and fiscal year ended November 27, 2004.

Fourth-quarter revenue increased nearly 50 percent to $58.3 million from $39.0 million for the fourth quarter of fiscal 2003.  Net income for the fourth quarter of fiscal 2004 increased 46 percent to $4.4 million, or $0.42 per diluted share, from $3.0 million, or $0.28 per diluted share, in the fourth quarter of fiscal 2003.  CRA’s effective tax rate for the fourth quarter of fiscal 2004 was 41 percent compared with 46 percent in the fourth quarter of fiscal 2003.  Weighted average diluted shares outstanding used to calculate earnings per share for the fourth quarter of fiscal 2004 were 10.4 million versus 10.8 million a year ago.

Revenue for fiscal 2004 was $216.7 million, a 33 percent increase from $163.5 million in fiscal 2003.  Net income for fiscal 2004 was $16.3 million, a 43 percent increase from $11.4 million in fiscal 2003.  Earnings per diluted share were $1.55 in fiscal 2004 compared with $1.16 in fiscal 2003.  Weighted average diluted shares outstanding used to calculate earnings per share in fiscal 2004 were 10.5 million, versus 9.8 million in fiscal 2003.

Comments on the Fourth Quarter

James C. Burrows, CRA’s president and CEO, said, “CRA’s fourth-quarter results reflect the successful execution of our corporate growth strategy – combining steady organic growth with strategic acquisitions that strengthen our service offerings or expand our geographic reach.  As compared with the fourth quarter of last year, we experienced robust growth across nearly all of CRA’s litigation and business consulting segments, led especially by our Competition and Finance practices.  Currently, these two large practices are quite busy.  On the acquisition front, we completed the integration of InteCap;  we also made two smaller acquisitions, which reinforce our core competency in worldwide energy consulting, enhance our position in the Australian regulatory market, and expand our footprint in the Asia-Pacific region.  Our performance in the fourth quarter – both financial and operational – capped a very strong year for CRA.  The continued strong demand we experienced in our practices led to year-over-year revenue growth of nearly 50 percent, continuing our successful run of consecutive year-over-year quarterly revenue growth to 27 since our IPO in 1998.”

“As previously discussed in last quarter’s conference call, we engaged outside consultants to assist CRA in developing a transfer pricing policy, which would address the unfavorable tax consequences of trapped losses in our overseas operations.  Based on this effort, we implemented a new transfer pricing policy that reduced our tax provision and our effective tax rate to approximately 41% in the fourth quarter,” said Burrows.

Comments on Fiscal 2004

“Fiscal 2004 was CRA’s strongest to date, as we achieved significant growth in our financial results and corporate operations,” Burrows continued.  “Revenue and net income growth were the highest in our history, and we significantly improved both our utilization and operating margins.  We also undertook our largest growth initiative since our IPO by acquiring InteCap, a premier intellectual property and commercial damages consulting firm;  Tabors Caramanis & Associates, a Metropolitan Boston-based economics and engineering consulting firm to the energy and utility sectors;  and Canberra, Australia-headquartered Network Economics Consulting Group Pty Ltd. (NECG), a leading regulatory and economic consulting firm serving Asia Pacific and other regions worldwide.  Through the acquisitions, we brought on board an additional 178 consultants and gained greater geographic exposure through the addition of five new offices, including New York City and Chicago in the U.S.”

Outlook and Financial Guidance

“For fiscal 2005, we anticipate demand for our expert services continuing to expand as a result of further economic recovery and strong trends in our core segments,” Burrows concluded.  “Based on this demand, as well as the impact of acquisitions completed in Fiscal 2004, we anticipate Fiscal 2005 revenue growth in the range of 30-35 percent, income from operations growth of 25-30 percent, and net income growth of 25-30 percent.  We also anticipate earnings per share growth in the 25-30 percent range, assuming a $45 stock price, which was derived from the approximate average of the past 10 trading days.  As previously reported, share dilution is impacted by the accounting for our convertible debt, although no such dilution was actually realized in Fiscal 2004.  As a result of the dilution, EPS for Fiscal 2005 may be higher or lower than our guidance based on a deviation in our share price from the $45 assumption on which we have based our guidance.  Our guidance also assumes a full-year utilization rate of 78-80 percent, an average increase in consultant headcount of approximately 10%, and an effective full-year tax rate of 45-46%.  We will continue to monitor our overseas operations and transfer pricing policy closely for opportunities to lower our effective tax rate further.”

Conference Call Webcast Information

CRA will host a conference call this morning at 11:00 a.m. ET to discuss its fourth-quarter and full year Fiscal 2004 financial results.  To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com.  A replay of the call also will be available on the Company’s website.

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services. CRA combines its expertise in economic and financial analysis, litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. In addition to its corporate headquarters in Boston and international offices in Brussels, Canberra, Dubai, London, Melbourne, Mexico City, Sydney, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley, and Washington, D.C.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA’s consolidated statements of income and consolidated balance sheets are attached.

CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Weeks Ended	Twelve Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	November 27, 2004	November 29, 2003	November 27, 2004	November 29, 2003

Revenues	$58,335	$39,018	$216,735	$163,458
Costs of services	33,602	23,180	127,716	100,168
Gross profit	24,733	15,838	89,019	63,290

Selling, general and administrative	16,099	10,103	57,286	43,055
Income from operations	8,634	5,735	31,733	20,235

Interest and other income (expense), net	(637)	(17)	(1,107)	85
Income before provision for income taxes and minority interest	7,997	5,718	30,626	20,320
Provision for income taxes	(3,312)	(2,606)	(13,947)	(8,737)
Income before minority interest	4,685	3,112	16,679	11,583
Minority interest	(315)	(113)	(335)	(154)
Net income	$4,370	$2,999	$16,344	$11,429

Net income per share:
Basic	$0.44	$0.29	$1.63	$1.21
Diluted	$0.42	$0.28	$1.55	$1.16

Weighted average number of shares outstanding:
Basic	9,830	10,216	10,016	9,438
Diluted	10,376	10,769	10,520	9,843

CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 27, 2004	November 29, 2003

Assets
Cash, cash equivalents and short-term investments	$67,811	$60,529
Accounts receivable and unbilled, net	75,531	49,494
Other current assets	19,480	8,662
Total current assets	162,822	118,685

Property and equipment, net	18,528	12,703
Goodwill and intangible assets, net	94,509	25,907
Long-term investments	—	5,154
Other assets	12,952	1,767
Total assets	$288,811	$164,216

Liabilities and stockholders’ equity
Current liabilities	$61,503	$39,733
Long-term liabilities	100,282	6,452
Total liabilities	161,785	46,185

Total stockholders’ equity	127,026	118,031
Total liabilities and stockholders’ equity	$288,811	$164,216